BUZZFEED INC., BULLISH ABOUT FUTURE OF THE COMPANY,
REDEFINES COMPENSATION MODEL TO DRIVE VALUE CREATION

Founder and CEO Jonah Peretti Shifts to Majority Stock-Based Compensation Package

Company Introduces Stock Incentives for Senior Leaders at Current Strike Price,
Ensuring Benefits are Tied to Value Creation

New York, NY—May 17, 2024—BuzzFeed, Inc. (Nasdaq: BZFD) today announced its go-forward model for employee equity compensation and incentives.

BuzzFeed founder and CEO Jonah Peretti is leading the way for this change, taking the majority of his compensation as a stock-based package—at the money options—and removing the bulk of his cash based-compensation.

The company is also extending stock incentives to senior executives across the organization. The strategic move provides stock options with a strike price at the current value, further aligning the leadership team with the interests of shareholders. With this compensation model, the team will only benefit from value creation thereby aligning with shareholders, as the executive team transforms the company and pushes the industry forward.

BuzzFeed Founder and CEO Jonah Peretti said of the change to the equity compensation model, “During inflection points, it’s best to organize ourselves like a startup, where we can act quickly, test, learn and grow. This compensation and incentive structure reflects our new organizational model as a leaner, faster, scrappier tech-first company.”

Peretti continued, “The internet goes through eras based on technological developments — first it was portals then search, then it was social, and now we’re entering the GenAI era. A lot of value is created at the beginning of each cycle. We are already seeing the early benefits of AI adoption, and I believe the next three years will offer an opportunity for significant value creation. That is why we are organizing ourselves like a startup and incentivizing our team over the next three years accordingly. We designed this program to align with our goal of creating lasting value for our shareholders.”

Further details are available in today’s Form 8-K filed with the SEC.

About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, and buy now—and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, (some of which are beyond our control) uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; current global supply chain disruptions; potential government shutdowns or a failure to raise the U.S. federal debt ceiling or to fund the federal government; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the United States and China; the inflationary environment; high unemployment; high interest rates, currency fluctuations; and the competitive labor market; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to settle conversions of our unsecured convertible notes, repurchase the notes upon a fundamental change such as the delisting of our Class A common stock or repay the notes in cash at their maturity any restrictions imposed by, or commitments under, the indenture governing our unsecured notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets or brands we sell or in integrating and supporting the companies we acquire; (9) technological developments including artificial intelligence; (10) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (11) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (12) the security of our information technology systems or data; (13) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (14) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (15) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contacts

Media
Juliana Clifton, BuzzFeed: juliana.clifton@buzzfeed.com

Investor Relations
Amita Tomkoria, BuzzFeed: investors@buzzfeed.com